Exhibit 99.1

Kopin Reports Financial Results for the Third Quarter of 2010

III-V Revenue Increases 16% as Business Continues to Show Strong Growth

TAUNTON, Mass.--(BUSINESS WIRE)--November 2, 2010--Kopin Corporation (NASDAQ: KOPN) today reported financial results for the three and nine months ended September 25, 2010.

Revenues for the third quarter and year to date were as follows:

	Three Months Ended		Nine Months Ended
Revenues (in millions):	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
III-V	$16.6	$14.3	$47.1	$31.5
Cyber Display	15.0	17.7	40.1	50.2
Total revenues	$31.6	$32.0	$87.2	$81.7

“Driven by the continued strong demand for smart phones and other advanced mobile devices, our III-V revenue has increased 50% to $47.1 million through the first nine months of 2010 from $31.5 million for the same period last year as a result of a combination of an expanding market and, we believe, increasing our market share at several of our power amplifier circuit partners during the year,” said Dr. John C.C. Fan, the Company’s president and chief executive officer. “III-V continued its momentum in the third quarter, increasing 16% year-over-year. These results reflect the strength of key end markets and reinforce the value proposition of our III-V transistor technology.”

“We have continued to broaden our III-V product portfolio with the addition of new advanced manufacturing systems and structures that further enhance device performance and improve power efficiency,” Dr. Fan said. “Furthermore, during the third quarter, we received a two-year, $750,000 contract through the Missile Defense Agency to develop Aluminum Indium Nitride (AlInN)-based high electron mobility transistors. This award enables us to leverage our proven success in III-V materials and nanoengineering, advancing toward our long-term goal of commercializing AlInN-based electronic materials.”

Display revenues for the third quarter and year to date were as follows:

	Three Months Ended		Nine Months Ended
Display Revenues by Category (in millions)	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Military Application	$10.4	$13.2	$26.8	$38.2
Commercial Applications	4.3	3.4	10.7	8.4
Research & Development	0.3	1.1	2.6	3.6
Total	$15.0	$17.7	$40.1	$50.2

“Despite a softness in defense spending, military display revenues were solid in the third quarter, improving slightly from the second quarter,” Dr. Fan said. “On the commercial display front, we saw double-digit percentage growth in revenue, which climbed approximately 26% for the third quarter and through the first nine months of 2010.”

“Within the industrial end market, we continue to make excellent progress on our proprietary Golden-i concept, the world’s first hands-free mobile computing experience,” Dr. Fan said. “The new concept is creating a tremendous amount of excitement throughout the industry, and it has been honored by various technical organizations. Our business model for Golden-i focuses on building a strong industrial partnership to bring this game-changing product to market.”

In October of this year, Golden-i was displayed at a number of conferences, including Technology Services World in Las Vegas, the Police and Public Safety Conference in Orlando and the Microsoft Professional Developer Conference in Redmond, Washington. In the coming weeks Kopin plans to roll out a number of new Software Developer Kits.

Operating Results

The Company’s overall gross margin was 32.3% in the third quarter of 2010, compared with 32.6% in the same period of 2009. Year-to-date through September, the gross margin was 28.1%, compared with 29.3% for the same period in 2009. The lower year-to-date gross margin reflects delays in receipts for government programs in the first quarter, which resulted in manufacturing inefficiencies.

Research and development (R&D) expense was $4.8 million for the third quarter of 2010, compared with $3.5 million for the same period in 2009 and $4.9 million for the second quarter of 2010.

“As we discussed at the beginning of the year, we have been increasing our R&D investments for new III-V products targeting smart phones and tablet computers, and for advancing Golden-i to market,” Dr. Fan said. “Golden-i is a hardware and software platform that we believe has an addressable market in the billions and provides us with an opportunity to establish a substantially profitable business model.”

Net income for the three months ended September 25, 2010 was $1.4 million, or $0.02 per diluted share, compared with $8.5 million, or $0.13 per diluted share, for the three months ended September 26, 2009. For the first nine months of 2010, net income was $4.3 million, or $0.06 per diluted share, compared with $14.1 million, or $0.21 per share, for the 2009 period.

The year-over-year decrease in the Company’s net income is related to a number of items in the 2009 period related to gains on the sale of patents and the Company’s investment in its Taiwan subsidiary, KTC. Excluding these items from the 2009 results of operations, net income for the third quarter of 2010 was $1.4 million, or $0.02 per diluted share, compared with $3.8 million, or $0.06 (1) per diluted share for the third quarter of 2009, while net income for the first nine months of 2010 was $4.3 million, or $0.06 per diluted share compared with $5.3 million, or $0.08 per diluted share, for the first nine months of 2009. The decrease in net income for the nine-month period of 2010 is primarily attributable to increased R&D expense.

Unaudited Reconciliation of Non-GAAP Financial Measures	Three months ended		Nine months ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Net income attributable to the controlling interest	$1,361,000	$8,519,000	$4,258,000	$14,115,000
Gain on remeasurement of investment in KTC (A)	―	(599,000)	―	(599,000)
Repayment of loan by KTC which was previously written-off (B)	―	(2,012,000)	―	(2,012,000)
Gain on sale of patents (C)	―	(2,119,000)	―	(6,232,000)
Adjusted net income attributable to the controlling interest	$1,361,000	$3,789,000	$4,258,000	$5,272,000

Unaudited Reconciliation of Non-GAAP Financial Measures Per Share	Three months ended		Nine months ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Net income attributable to the controlling interest per share, diluted	$0.02	$0.13	$0.06	$0.21
Gain on remeasurement of investment in KTC (A)	―	(0.01)	―	(0.01)
Repayment of loan by KTC which was previously written-off (B)	―	(0.03)	―	(0.03)
Gain on sale of patents (C)	―	(0.03)	―	(0.09)
Adjusted net income attributable to the controlling interest per share, diluted	$0.02	$0.06	$0.06	$0.08

(A) The Company previously recorded its investment in KTC under the equity method and had written down the investment to $0. Under the new accounting guidance the Company remeasured and wrote-up its investment in KTC by approximately $599,000, which represented the fair market value of the investment immediately prior to the purchase of the additional shares by the Company.

(B) In the year ended December 27, 2008 (fiscal 2008) the Company recorded equity losses of approximately $824,000 and a loan loss reserve of approximately $1,188,000 in connection with $2,012,000 it loaned KTC earlier in fiscal 2008. As a result of the Company’s purchase of additional shares of KTC common stock, KTC was able to repay the loan and the Company recorded a gain on the loan repayment of approximately $1,188,000 and equity in earnings of unconsolidated affiliates of $824,000.

(C) The Company sold certain patents it was no longer using to a party which sub-licenses patents. Under the terms of the sales agreement the amount the Company receives for the sale of the patents is a percentage of any license fees, after expenses, from the sublicense.

Business Outlook

“III-V revenue growth continues to be strong and we do not expect the normal seasonal decline in the fourth quarter,” Dr. Fan said. “Although we expect military display revenues to remain solid in the fourth quarter, on a full-year basis these results have been affected by a weak first quarter related to delays in the procurement cycle. Accordingly, we expect to achieve the low end of our annual revenue guidance of $120 million to $130 million for 2010. Although we have invested $9.7 million in capital equipment and repurchased $5.4 million of our stock during 2010, our balance sheet has remained very strong. We had $110.5 million in cash and marketable securities at September 25, with no long-term debt.”

Third-Quarter Conference Call

In conjunction with its third-quarter 2010 financial results, Kopin will host a teleconference call for investors and analysts at 9:00 a.m. ET today. To hear the conference call, please dial (877) 407-5790 (U.S. and Canada) or (201) 689-8328 (International). The call also will be available as a live and archived audio webcast on the "Investors" section of the Kopin website, www.kopin.com.

(1) Use of Non-GAAP Financial Measures

Our earnings release contains non-GAAP net income and non-GAAP net income per share (diluted) which have not been calculated in accordance with United States Generally Accepted Accounting Principles (GAAP). As set forth in the “Unaudited Reconciliation of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain income items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, and forecast for future periods. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain unusual gains (which may not occur in future periods) and certain items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts. The Company defines “adjusted net income attributable to the controlling interest” and “adjusted net income attributable to the controlling interest per share, diluted” as net income attributable to the controlling interest and diluted net income attributable to the controlling interest per share as reported under GAAP, less certain other income earned in 2009. This other income consists of $6.2 million related to the sale of patents and $2.6 million related to the Company’s investment in Kopin Taiwan Corporation (KTC), a majority-owned subsidiary located in Taiwan. “Adjusted net income attributable to the controlling interest” and “adjusted net income attributable to the controlling interest per share, diluted” are not measures of financial performance under GAAP. They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP. These non-GAAP measures should not be considered measures of the Company’s liquidity. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company’s definition of “adjusted net income attributable to the controlling interest” and/or “adjusted net income attributable to the controlling interest per share, diluted” may differ from similar measures used by other companies and may differ from period to period. Subject to the review and approval of the Company’s audit committee, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “adjusted net income attributable to the controlling interest” and/or “adjusted net income attributable to the controlling interest per share, diluted” by excluding these expenses and gains. This information should not be construed as an alternative to the reported results, which have been determined in accordance with GAAP. A reconciliation of “adjusted net income attributable to the controlling interest” and “adjusted net income attributable to the controlling interest per share, diluted” with net income and net income attributable to the controlling interest per share are included in the accompanying financial data.

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 30 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

Kopin and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company™

Forward-Looking Statements

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to: the strength of the Company’s end markers and the value proposition of its III-V transistor technology; the Company’s belief that it has gained market share at several of its power amplifier circuit partners; the Company’s ability to advance toward its long-term goal of commercializing AlInN-based electronic materials; the future commercialization of Golden-i; the Company’s plan to roll out Golden-i Software Developer Kits in the coming weeks; the potential addressable market for Golden-i and the Company’s ability to establish a substantially profitable business model; the expectation that the Company’s III-V business will not experience a seasonal decline in the fourth quarter of 2010; the Company’s ability to achieve the low end of its full-year 2010 revenue guidance of $120 million to $130 million; and the Company’s belief that military display revenues will remain solid in the fourth quarter. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the potential that: the Company’s efforts to roll out Software Developer Kits may be delayed, or field tests of these kits might prove unsuccessful; the Company may be unable to produce Golden-i in commercial volumes; the relationship between Kopin and its Golden-i technology partners may not be successful, or prospective customers may be unwilling to purchase the product; the Company’s 2010 revenue expectations will turn out to be wrong; manufacturing, marketing or other issues may prevent either the adoption or rapid acceptance of products; the Company will be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may not be successful; the Company could experience the loss of significant customers; costs to produce the Company’s microdisplay and HBT products will increase significantly, or that yields will decline; military programs or funding for military programs involving Kopin’s products will be delayed or cancelled; the Company’s military and commercial customers might be unable to ramp production volumes of its products, or that the Company’s product forecasts will turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its financial guidance; potential claims or liability could arise as a result of the Company’s restatement of its financial statements; the Company could have additional write-downs of its equity investment or charges related to its investments in other companies, including KTC and Kowon; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 26, 2009, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended

	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Revenues:
Product revenues	$31,169,701	$30,638,292	$84,175,992	$77,377,650
Research and development revenues	432,430	1,340,698	3,069,281	4,306,331
	31,602,131	31,978,990	87,245,273	81,683,981
Expenses:
Cost of product revenues	21,115,832	20,652,628	60,508,556	54,696,123
Research and development	4,762,893	3,556,440	13,917,668	10,493,879
Selling, general and administrative	3,886,065	3,495,619	11,743,600	10,506,051
	29,764,790	27,704,687	86,169,824	75,696,053
Income from operations	1,837,341	4,274,303	1,075,449	5,987,928
Other income and (expense):
Interest and other income	396,060	4,423,022	4,127,950	10,010,799
Other expense	(594,550)	(889,643)	(228,176)	(1,683,690)
	(198,490)	3,533,379	3,899,774	8,327,109

Income before provision for income taxes, equity (losses) earnings in unconsolidated affiliates and net loss (income)from noncontrolling interest	1,638,851	7,807,682	4,975,223	14,315,037

Provision for income taxes	(180,000)	(162,000)	(273,000)	(798,000)

Income before equity (losses) earnings in unconsolidated affiliates and net loss (income) of noncontrolling interest	1,458,851	7,645,682	4,702,223	13,517,037

Equity (losses) earnings in unconsolidated affiliates	(187,063)	772,424	(369,649)	481,766

Income before net loss (income) of noncontrolling interest	1,271,788	8,418,106	4,332,574	13,998,803

Net loss (income) attributable to noncontrolling interest	88,924	100,779	(74,094)	116,492

Net income	$1,360,712	$8,518,885	$4,258,480	$14,115,295

Net income per share:
Basic	$0.02	$0.13	$0.06	$0.21
Diluted	$0.02	$0.13	$0.06	$0.21

Weighted average number of common shares outstanding:
Basic	66,114,557	66,214,047	66,442,712	67,023,695
Diluted	66,778,781	67,028,547	67,148,905	67,567,258

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 25, 2010	December 26, 2009
ASSETS
Current assets:
Cash and marketable securities	$110,505,331	$114,546,501
Accounts receivable, net	20,687,527	19,265,087
Inventory	18,844,185	16,453,869
Prepaid and other current assets	2,835,728	1,951,607

Total current assets	152,872,771	152,217,064

Equipment and improvements, net	25,621,025	20,752,558
Other assets	7,466,222	10,254,846

Total assets	$185,960,018	$183,224,468

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,517,132	$9,615,938
Accrued expenses	7,204,043	5,319,045
Billings in excess of revenue earned	2,492,246	3,084,062

Total current liabilities	19,213,421	18,019,045

Lease commitments	934,246	903,133

Total Kopin Corporation stockholders' equity	161,506,677	160,186,536
Noncontrolling interest	4,305,674	4,115,754
Total stockholders' equity	165,812,351	164,302,290
Total liabilities and stockholders' equity	$185,960,018	$183,224,468

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Sharon Merrill Associates
Scott Solomon, 617-542-5300
Vice President
kopn@InvestorRelations.com